Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 AND CONSENT

This AMENDMENT NO. 2 AND CONSENT (this “Agreement”) to the Fourth Amended and Restated Credit Agreement, dated as of May 21, 2014 (as amended by that certain Amendment No. 1 dated as of February 5, 2015, that certain letter amendment dated as of November 29, 2016, and as the same may have been further amended, restated, supplemented or otherwise modified from time to time before the date hereof, the “Original Credit Agreement”, and as the Original Credit Agreement is amended hereby and further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among H&E EQUIPMENT SERVICES, INC., a Delaware corporation (“H&E Delaware”), GREAT NORTHERN EQUIPMENT, INC., a Montana corporation (“Great Northern”), H&E EQUIPMENT SERVICES (CALIFORNIA), LLC, a Delaware limited liability company (“H&E California” and, together with H&E Delaware and Great Northern, each, a “Borrower” and, collectively, the “Borrowers”), the other Credit Parties named therein, the Lenders named therein, WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as successor to General Electric Company, successor-by-merger to General Electric Capital Corporation, as Agent (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the other agents party thereto, is entered into as of August 17, 2017, by and among the Borrowers, the Lenders signatory hereto and the Agent. Unless otherwise provided, all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

R E C I T A L S:

WHEREAS, the Borrowers have requested that the Agent and Requisite Lenders agree to certain amendments of the Original Credit Agreement as set forth in this Agreement; and

WHEREAS, the Agent and the Lenders party hereto have agreed to such amendments to the Original Credit Agreement, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the Borrowers, the Requisite Lenders and the Agent agree as follows:

Section 1.

AMENDMENTS

The Original Credit Agreement is amended as follows:

(a)     Annex A to the Original Credit Agreement is amended by adding the following new definitions in appropriate alphabetical order:

“2022 Senior Unsecured Note Indenture” means the Indenture, dated August 20, 2012, among H&E Delaware, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as such Indenture may be amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

“2022 Senior Unsecured Notes” means up to $630,000,000 7% senior notes due 2022 issued by H&E Delaware pursuant to the 2022 Senior Unsecured Note Indenture, together with any amendments, modifications, supplements, replacements or substitutions thereof made or issued in accordance with the terms of the 2022 Senior Unsecured Note Indenture and this Agreement.

“2025 Senior Unsecured Note Indenture” means an indenture (as the same may be amended, restated, supplemented, or otherwise modified from time to time) which, among other things:

(a)     is executed and delivered after the Amendment No 2 Effective Date;

(b)     provides for the issuance after the Amendment No. 2 Effective Date and before September 15, 2017, of up to $750,000,000 of senior unsecured notes with a stated maturity no earlier than the eighth anniversary of the date on which such notes are issued;

(c)     contains terms which, taken as a whole, are not materially more restrictive to H&E Delaware and its Subsidiaries than the terms set forth in the 2022 Senior Unsecured Note Indenture; and

(d)     does not prohibit the incurrence of the Obligations under this Agreement and the other Loan Documents (in accordance with the terms of this Agreement and the other Loan Documents, as in effect on the Amendment No. 2 Effective Date).

“2025 Senior Unsecured Notes” means the notes issued by H&E Delaware under the 2025 Senior Unsecured Note Indenture, together with any amendments, modifications, supplements, replacements or substitutions thereof made or issued in accordance with the terms of the 2025 Senior Unsecured Note Indenture and this Agreement.

“Amendment No. 2” means that certain Amendment No. 2 and Consent dated as of August 17, 2017, by and among the Borrowers, the Lenders signatory thereto, and the Agent.

“Amendment No. 2 Effective Date” means the “Amendment No. 2 Effective Date,” as such term is defined in Amendment No. 2.

(b)     Each of the following definitions in Annex A to the Original Credit Agreement is amended so that it reads, in its entirety, as follows:

“Senior Unsecured Note Indenture” means either or both, as applicable, of the 2022 Senior Unsecured Note Indenture and the 2025 Senior Unsecured Note Indenture.

“Senior Unsecured Notes” means either or both, as applicable, of the 2022 Senior Unsecured Notes and the 2025 Senior Unsecured Notes.

(c)     Section 3.25 of the Original Credit Agreement is amended so that it reads, in its entirety, as follows:

3.25 Senior Unsecured Note Indenture

The amount of Permitted Debt that may be incurred under (and as such term is defined in) the Senior Unsecured Note Indenture pursuant to Section 4.09(b)(1) of the Senior Unsecured Note Indenture is the greater of (x) $450,000,000 (in the case of the 2022 Senior Unsecured Note Indenture) and $700,000,000 (in the case of the 2025 Senior Unsecured Notes Indenture) and

(y) the Borrowing Base (as defined in the applicable Senior Unsecured Note Indenture). No Net Proceeds of any Asset Sales have been applied to repay any term Indebtedness or revolving credit Indebtedness under a Credit Facility (and in the case of revolving credit Indebtedness, effecting a corresponding commitment reduction thereunder). As used in this Section 3.25, the defined terms “Credit Facility”, “Net Proceeds”, “Asset Sale” and “Indebtedness” shall have the meanings provided in the applicable Senior Unsecured Note Indenture.

(d)     Section 6.3(a)(vii) of the Original Credit Agreement is amended so that it reads, in its entirety, as follows:

(vii)     Indebtedness under the Senior Unsecured Notes in an aggregate principal amount not to exceed:

(A)     solely with respect to the 2022 Senior Unsecured Notes, $630,000,000 (less all repayments, payments, repurchases, and redemptions thereof); and

(B)     solely with respect to the 2025 Senior Unsecured Notes, $750,000,000 (less all repayments, payments, repurchases, and redemptions thereof).

Section 2.

CONDITIONS TO EFFECTIVENESS

None of the amendments set forth in Section 1 of this Agreement, the consents set forth in Section 3 of this Agreement, and the covenants set forth in Section 4 of this Agreement, shall become effective until the satisfaction of each of the following conditions precedent (the date on which such conditions precedent are satisfied is referred to as the “Amendment No. 2 Effective Date”):

(a)     the Agent shall have received one or more counterparts of (i) this Agreement, executed and delivered by the Borrowers, the Requisite Lenders, and the Agent, and (ii) the Consent and Reaffirmation in the form of Exhibit I hereto, executed and delivered by the Guarantors; and

(b)     there shall be no continuing Default or Event of Default (after giving effect to this Agreement), and the representations and warranties of the Borrowers contained in this Agreement shall be true and correct in all material respects.

Section 3.

CONSENTS

(a)     Any other term or provision of the Credit Agreement or the other Loan Documents to the contrary notwithstanding, the Agent and the Requisite Lenders consent to the formation of Yellow Iron Merger Co., a Delaware corporation (“Yellow Iron”) by H&E Delaware and agree that no Default or Event of Default occurred solely as a consequence of the formation of Yellow Iron, it being agreed that the consent and waiver afforded in this clause (a) is limited solely to the formation of Yellow Iron; is not, and shall not be construed to be, a waiver of any other existing or future Events of Default which may occur, except as expressly set forth herein; does not constitute a waiver of any rights, powers or privileges of Agent or any Lender under the Credit Agreement or the other Loan Documents or under applicable law, other than as specifically set forth herein.

(b)     Any other term or provision of the Credit Agreement and the other Loan Documents notwithstanding, the Agent and the Requisite Lenders consent to the issuance by H&E Delaware of the 2025 Senior Unsecured Notes (as defined in the Original Credit Agreement as amended by this Agreement) and the use of the proceeds thereof in a manner consistent with the terms of Section 4(b) of this Agreement.

Section 4.

CERTAIN COVENANTS

Each Borrower hereby covenants and agrees as follows:

(a)     With respect to Yellow Iron:

(i)     On or before March 30, 2018 (or such later date as may be agreed to by Agent), Borrowers shall have (A) caused to be filed with the Secretary of State of the State of Delaware a Certificate of Dissolution providing for the dissolution of Yellow Iron and, thereafter, pursue the dissolution of Yellow Iron with commercially reasonable diligence or (B) caused Yellow Iron to be joined as a Guarantor under the Credit Agreement and the other Loan Documents, as applicable, in accordance with the terms of the Credit Agreement and the other Loan Documents; and

(ii)     Until the earlier to occur of the dissolution of Yellow Iron and the date on which Yellow Iron is joined to the Credit Agreement and the other Loan Documents, as applicable, in accordance with the foregoing clause (i), H&E Delaware shall not permit Yellow Iron to (A) incur any Indebtedness (other than any guarantee of Indebtedness of H&E Delaware incurred under any Senior Unsecured Note Indenture (as defined in the Credit Agreement after giving effect to this Agreement)); (B) grant any Liens; (C) own any assets; (D) conduct any business; or (E) amend its charter or its bylaws, except, in any of the foregoing cases, to the extent directly related to the maintenance or dissolution of its existence.

(iii)     Any of the foregoing to the contrary notwithstanding, if Yellow Iron becomes a guarantor of any Indebtedness of H&E Delaware or any of its Affiliates, whether under any Senior Unsecured Note Indenture (as defined in the Credit Agreement after giving effect to this Agreement) or otherwise (but not including the Obligations under the Credit Agreement and the other Loan Documents), Borrowers shall cause Yellow Iron to be joined as a Guarantor under the Credit Agreement within 30 days after the effectiveness of such guarantee.

(b)     With respect to the 2025 Senior Unsecured Notes and the 2025 Senior Unsecured Note Indenture (as each of such terms is defined in the Credit Agreement after giving effect to this Agreement):

(i)     H&E Delaware shall not, nor shall it permit any of its Subsidiaries to, use any proceeds of such notes for any purpose other than (A) the repurchase, repayment, prepayment, or redemption of the 2022 Senior Unsecured Notes (as defined in the Credit Agreement after giving effect to this Agreement); (B) the payment of interest, fees, and premiums in respect of such 2022 Senior Unsecured Notes; (C) the payment of fees, costs, charges, and expenses incurred in connection with the repurchase, repayment, prepayment, or redemption of such 2022 Senior Unsecured Notes or the issuance of such 2025 Senior Unsecured Notes and the negotiation, preparation, and execution and delivery of such 2025 Senior Unsecured Note Indenture; and (D) the payment of Obligations.

(ii)     Within five Business Days after the execution and delivery of such 2025 Senior Unsecured Note Indenture (or such longer period of time agreed to in writing by the Agent), H&E

Delaware shall deliver to the Agent a true and complete copy of such 2025 Senior Unsecured Note Indenture, with all exhibits, schedules, annexes, and appendices thereto, together with such other documents, instruments, and agreements executed or delivered in connection therewith as the Agent may reasonably request, each of which will, to the extent requested by the Agent, be certified as being true and complete copies thereof.

(c)     H&E Delaware shall not permit Yellow Iron to become a guarantor of any Senior Unsecured Notes (as defined in the Credit Agreement after giving effect to this Agreement) without giving Agent no less than one Business Day’s prior written notice thereof.

(d)     Any violation of the covenants set forth in this Section 4 shall constitute an Event of Default.

Section 5.

LIMITATION ON SCOPE

Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments and consents set forth herein shall be limited precisely as provided for herein and shall not be deemed to be amendments or waivers of or consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of any Credit Party requiring the consent of the Agent or the Lenders except to the extent specifically provided for herein. The Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against any Credit Party for any existing or future Defaults or Events of Default, except as expressly set forth herein.

Section 6.

MISCELLANEOUS

(a)     Each Borrower hereby represents and warrants as follows:

(i)     this Agreement has been duly authorized and executed by such Borrower and is the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as (1) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors in general and (2) the availability of equitable remedies may be limited by equitable principles of general applicability; and

(ii)     such Borrower repeats and restates the representations and warranties of such Borrower contained in the Credit Agreement as of the Amendment No. 2 Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the “Credit Agreement” or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Agreement.

(b)     This Agreement is being delivered in the State of New York.

(c)     Each Borrower ratifies and confirms that all Loan Documents remain in full force and effect notwithstanding the execution and delivery of this Agreement and that nothing contained in this Agreement shall constitute a defense to the enforcement of any Loan Document.

(d)     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(e)     This Agreement is a “Loan Document” and each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis: Section 11.6 (Severability), Section 11.9 (Governing Law), Section 11.10 (Notices), Section 11.11 (Electronic Transmissions), Section 11.12 (Section Titles), Section 11.14 (Waiver of Jury Trial), Section 11.17 (Advice of Counsel) and Section 11.18 (No Strict Construction). The preamble and recitals to this Agreement are incorporated herein by this reference.

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Witness the due execution hereof by the respective duly authorized officers of the undersigned of this Agreement as of the date first written above.

H&E EQUIPMENT SERVICES, INC.

By:	/s/ Leslie Magee
Name:	Leslie Magee
Title:	CFO

H&E EQUIPMENT SERVICES (CALIFORNIA), LLC

By:	/s/ Leslie Magee
Name:	Leslie Magee
Title:	CFO

GREAT NORTHERN EQUIPMENT, INC.

By:	/s/ Leslie Magee
Name:	Leslie Magee
Title:	CFO

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Matt Mouledous
Name:	Matt Mouledous
Title:	Vice President

BANK OF AMERICA, N.A. as a Lender

By:	/s/ Marzan Khan
Name:	Marzan Khan
Title:	Assistant Vice President

EXHIBIT I

CONSENT AND REAFFIRMATION

Each of the undersigned (the “Guarantors”) hereby (i) acknowledges receipt of a copy of Amendment No. 2, dated as of August 17, 2017 (“Amendment No. 2”), to the Fourth Amended and Restated Credit Agreement, dated as of May 21, 2014, as amended by that certain Amendment No. 1 dated as of February 5, 2015, that certain letter amendment dated as of November 29, 2016, and as the same may have been amended, restated, supplemented, or otherwise modified from time to time before the date hereof, among H&E Equipment Services, Inc., Great Northern Equipment, Inc., H&E Equipment Services (California), LLC (collectively, the “Borrowers”), the other Credit Parties named therein, the Lenders named therein, Wells Fargo Capital Finance, LLC, as successor to General Electric Company, successor-by-merger to General Electric Capital Corporation, as Agent, and the other agents party thereto; (ii) consents to the Borrowers’ execution and delivery thereof and approves and consents to the transactions contemplated thereby; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify or diminish in any respect whatsoever its obligations under its Guaranty and the other Loan Documents to which it is a party and reaffirms that such Guaranty and the other Loan Documents are and shall continue to remain in full force and effect; and (v) repeats and restates the representations and warranties of such Guarantor contained in the Credit Agreement (as defined in Amendment No. 2) as of the Amendment No. 2 Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the “Credit Agreement” or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement (as defined in Amendment No. 2) as amended pursuant to Amendment No. 2. The acknowledgements contained herein by the Guarantors are made and delivered to induce the Agent, the Requisite Lenders to enter into Amendment No. 2, and the Guarantors acknowledge that the Agent and Requisite Lenders would not enter into Amendment No. 2 in the absence of such acknowledgements. Although the Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, the Guarantors understand that the Agent and Lenders have no obligation to inform the Guarantors of such matters in the future or to seek the Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement (as defined in Amendment No. 2).

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IN WITNESS WHEREOF, the undersigned have executed this Consent and Reaffirmation on and as of the date of Amendment No. 2.

GNE INVESTMENTS, INC.

By:	/s/ Leslie Magee
Name:	Leslie Magee
Title:	CFO

H&E FINANCE CORP.

By:	/s/ Leslie Magee
Name:	Leslie Magee
Title:	CFO

H&E CALIFORNIA HOLDING, INC.

By:	/s/ Leslie Magee
Name:	Leslie Magee
Title:	CFO

H&E EQUIPMENT SERVICES (MID-ATLANTIC), INC.

By:	/s/ Leslie Magee
Name:	Leslie Magee
Title:	CFO